Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAPTHEALTH CORP. ANNOUNCES FIRST QUARTER 2025 RESULTS
CONSHOHOCKEN, Pa. – May 6, 2025 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the first quarter ended March 31, 2025.
First Quarter Results and Highlights

All comparisons are to the quarter ended March 31, 2024.
•Net revenue was $777.9 million compared to $792.5 million, a decrease of 1.8%.
•Net loss attributable to AdaptHealth Corp. was $7.2 million compared to net loss of $2.1 million.
•Adjusted EBITDA was $127.9 million compared to $158.5 million, a decrease of 19.3%.
•Cash flow from operations was $95.5 million, an increase from $49.0 million, and free cash flow was negative $0.1 million, compared to negative $38.9 million.

Subsequent to March 31, 2025, the Company closed on its previously disclosed agreement to sell certain incontinence assets in its Wellness at Home segment to a third party, and also signed a definitive agreement to sell certain infusion assets in its Wellness at Home segment to a third party, which is expected to close in the second quarter of 2025.
Management Commentary

“Amid elevated uncertainty in the external environment, we at AdaptHealth have stayed the course, with a relentless focus on improving our business and providing exceptional service to the 4.2 million patients that depend on us,” said Suzanne Foster, Chief Executive Officer of AdaptHealth. "Reflecting that focus, we delivered another quarter of solid results, we continued to make progress on our financial position with additional debt reduction, and for a second consecutive quarter, our Diabetes Health segment continued to show signs of improvement. I am excited by the tremendous opportunity ahead, as we continue to leverage our geographic reach, operational scale and patient service excellence to capture market share and drive consistent and sustainable organic growth in each of our four segments.”
Financial Outlook

The Company is updating previous financial guidance for fiscal year 2025 to account for the disposition of certain incontinence assets, as follows:
•Net revenue of $3.18 billion to $3.32 billion, from $3.22 billion to $3.36 billion
•Adjusted EBITDA of $665 million to $705 million, from $670 million to $710 million
•Free cash flow of $180 million to $220 million, unchanged
Conference Call
Management will host a teleconference today, Tuesday, May 6, 2025, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:
•800-343-5172 (Domestic) or
•203-518-9856 (International)

When prompted, reference Conference ID: AHCO1Q25
To access the Webcast, please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/
Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com, under "Investor Relations."
About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under four reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, (iii) Diabetes Health, and (iv) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including CPAP and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Diabetes Health segment provides medical devices, including continuous glucose monitors and insulin pumps, and related services to patients for the treatment of diabetes. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.

The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.2 million patients annually in all 50 states through its network of approximately 660 locations in 47 states.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Information and Financial Guidance

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of AdaptHealth’s liquidity.

This release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash	$53,650	$109,747
Accounts receivable	418,455	408,019
Inventory	129,295	139,842
Prepaid and other current assets	42,324	45,432
Assets held for sale	101,449	52,748
Total current assets	745,173	755,788
Equipment and other fixed assets, net	481,625	474,556
Operating lease right-of-use assets	99,674	105,999
Finance lease right-of-use assets	41,137	37,801
Goodwill	2,635,434	2,675,166
Identifiable intangible assets, net	100,286	105,548
Deferred tax assets	315,130	314,505
Other assets	18,891	17,584
Total Assets	$4,437,350	$4,486,947
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$421,194	$437,985
Current portion of long-term debt	16,250	16,250
Current portion of operating lease obligations	28,659	29,945
Current portion of finance lease obligations	15,982	14,315
Contract liabilities	46,450	34,944
Other liabilities	30,685	26,505
Liabilities held for sale	17,514	7,043
Total current liabilities	576,734	566,987
Long-term debt, less current portion	1,941,062	1,964,921
Operating lease obligations, less current portion	74,864	80,275
Finance lease obligations, less current portion	26,452	24,630
Other long-term liabilities	244,384	272,016
Total Liabilities	2,863,496	2,908,829
Total Stockholders' Equity	1,573,854	1,578,118
Total Liabilities and Stockholders' Equity	$4,437,350	$4,486,947

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 31,
	2025	2024
Net revenue	$777,882	$792,497
Costs and expenses:
Cost of net revenue	657,444	635,030
General and administrative expenses	86,854	89,041
Depreciation and amortization, excluding patient equipment depreciation	10,414	11,365
Goodwill impairment	—	6,530
Total costs and expenses	754,712	741,966
Operating income	23,170	50,531
Interest expense, net	28,399	32,472
Change in fair value of warrant liability	—	7,453
Other loss	—	5,105
(Loss) income before income taxes	(5,229)	5,501
Income tax expense	850	6,610
Net loss	(6,079)	(1,109)
Income attributable to noncontrolling interest	1,128	1,025
Net loss attributable to AdaptHealth Corp.	$(7,207)	$(2,134)

Weighted average common shares outstanding - basic	134,799	132,914
Weighted average common shares outstanding - diluted	134,799	132,914

Basic net loss per share	$(0.05)	$(0.02)
Diluted net loss per share	$(0.05)	$(0.02)

ADAPTHEALTH CORP.
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(6,079)	$(1,109)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	94,345	92,876
Goodwill impairment	—	6,530
Equity-based compensation	5,296	4,533
Change in fair value of warrant liability	—	7,453
Reduction in the carrying amount of operating lease right-of-use assets	7,490	10,730
Reduction in the carrying amount of finance lease right-of-use assets	3,374	2,255
Deferred income tax (benefit) expense	(776)	4,389
Change in fair value of interest rate swaps, net of reclassification adjustment	—	(367)
Amortization of deferred financing costs	1,283	1,309
Payment of contingent consideration from an acquisition	—	(1,850)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(15,429)	(40,647)
Inventory	9,159	5,056
Prepaid and other assets	194	33,610
Operating lease obligations	(7,861)	(10,653)
Operating liabilities	4,531	(65,080)
Net cash provided by operating activities	95,527	49,035
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(95,585)	(87,891)
Net cash used in investing activities	(95,585)	(87,891)
Cash flows from financing activities:
Repayments on long-term debt and lines of credit	(25,000)	(25,000)
Proceeds from borrowings on lines of credit	—	75,000
Repayments of finance lease obligations	(3,221)	(2,291)
Proceeds from the exercise of stock options	—	545
Proceeds received in connection with employee stock purchase plan	564	607
Payments relating to the Tax Receivable Agreement	(25,012)	(1,432)
Distributions to noncontrolling interests	(2,046)	—
Payments for tax withholdings from restricted stock vesting	(1,324)	(1,139)
Payments of contingent consideration and deferred purchase price from acquisitions	—	(5,000)
Net cash (used in) provided by financing activities	(56,039)	41,290
Net (decrease) increase in cash	(56,097)	2,434
Cash at beginning of period	109,747	77,132
Cash at end of period	$53,650	$79,566

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three months ended March 31, 2025 and 2024.
AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient equipment depreciation.
AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, change in fair value of the warrant liability, goodwill impairment, litigation settlement expense, and certain other non-recurring items of expense or income.

AdaptHealth defines Adjusted EBITDA Margin as Adjusted EBITDA (as defined above) as a percentage of net revenue.

The following unaudited table presents the reconciliation of net loss attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net loss attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025		2024
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net loss attributable to AdaptHealth Corp.	$(7,207)	(0.9)%	$(2,134)	(0.3)%
Income attributable to noncontrolling interest	1,128	0.1%	1,025	0.1%
Interest expense, net	28,399	3.7%	32,472	4.1%
Income tax expense	850	0.1%	6,610	0.8%
Depreciation and amortization, including patient equipment depreciation	94,345	12.1%	92,876	11.7%
EBITDA	117,515	15.1%	130,849	16.5%
Equity-based compensation expense (a)	5,296	0.7%	4,533	0.6%
Change in fair value of warrant liability (b)	—	—%	7,453	0.9%
Goodwill impairment (c)	—	—%	6,530	0.8%
Litigation settlement expense (d)	—	—%	5,105	0.6%
Other non-recurring expenses, net (e)	5,127	0.6%	4,015	0.5%
Adjusted EBITDA	$127,938	16.4%	$158,485	20.0%
Adjusted EBITDA Margin		16.4%		20.0%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents a non-cash charge for the change in the estimated fair value of the warrant liability. These warrants expired on November 8, 2024.
(c)	Represents a non-cash goodwill impairment charge relating to an immaterial business disposal during 2024.
(d)
Represents a $4.2 million charge for the change in fair value of shares of Common Stock of the Company that were issued in July 2024 following final court approval of a previously disclosed securities settlement, as well as an expense of $0.9 million to settle a shareholder derivative complaint.

(e)
The 2025 period consists of $2.3 million of consulting expenses associated with asset dispositions, $1.6 million of consulting expenses associated with systems implementation activities, and $1.2 million of other non-recurring expenses. The 2024 period consists of $1.2 million of expenses associated with litigation, $1.0 million of consulting expenses associated with systems implementation activities, a $0.7 million write-down of assets, $0.7 million of consulting expenses associated with asset dispositions, and $0.4 million of other non-recurring expenses.

Free Cash Flow
This press release presents AdaptHealth’s free cash flow for the three months ended March 31, 2025 and 2024.
AdaptHealth defines free cash flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.
The following unaudited table reconciles net cash provided by operating activities to free cash flow for the three months ended March 31, 2025 and 2024:

	Three months ended
(in thousands)	March 31,
	2025	2024
Net cash provided by operating activities	$95,527	$49,035
Purchases of equipment and other fixed assets	(95,585)	(87,891)
Free cash flow	$(58)	$(38,856)

Contacts
AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer

Luke Montgomery
Senior Vice President, Investor Relations
IR@adapthealth.com